                                                                  EXHIBIT 99.m30

                     AMENDMENT NO. 2 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN

                                       OF

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                        AMERICAN CENTURY INVESTMENT TRUST

                                     R CLASS

     THIS  AMENDMENT NO. 2 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 24th day of February,  2005 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual  Shareholder  Services  Plan dated August 29, 2993 and amended May 1,
2004 (the "Plan"); and

     WHEREAS,  American Century  Strategic Asset  Allocations,  Inc. has added R
Class for Strategic  Allocation:  Conservative  Fund and  Strategic  Allocation:
Aggressive Fund (together "New Classes");

     WHEREAS, American Century Investment Trust ("ACIT") has added a new series,
Inflation  Protection Bond Fund ("New Fund"), for which the New Fund's board has established an R Class of shares for the New Fund;

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of ACIT, the New Classes and the New Fund.

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. ACIT  hereby  adopts the Plan on behalf of the New Fund,  in  accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions  contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 2.

     4. In the event of a conflict between the terms of this Amendment No. 2 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 2 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 2 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 2 as of the date first above written.

                             AMERICAN CENTURY MUTUAL FUNDS, INC.
                             AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                             AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                             AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                             AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                             AMERICAN CENTURY INVESTMENT TRUST

                             By:     /s/ Charles A. Etherington
                                     ----------------------------------------
                             Name:   Charles A. Etherington
                             Title:  Vice President

                                   SCHEDULE A

                         SERIES OFFERING R CLASS SHARES

SERIES                                                     DATE PLAN EFFECTIVE
------                                                     -------------------

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>  Growth Fund                                             August 29, 2003
>>  Ultra Fund                                              August 29, 2003

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>  Equity Income Fund                                      August 29, 2003
>>  Large Company Value Fund                                August 29, 2003

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>  Income and Growth Fund                                  May 1, 2004
>>  Small Company Fund                                      May 1, 2004

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

>>  International Growth Fund                               August 29, 2003

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>  Strategic Allocation: Moderate Fund                     August 29, 2003
>>  Strategic Allocation: Conservative Fund                 February 24, 2005
>>  Strategic Allocation: Aggressive Fund                   February 24, 2005

AMERICAN CENTURY INVESTMENT TRUST

>>  Inflation Protection Bond Fund                          February 24, 2005

By:    /s/ Charles A. Etherington
       --------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  February 24, 2005

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